    As filed with the Securities and Exchange Commission on June 24, 1994

                                             REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                          THE WASHINGTON POST COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Delaware                                         53-0182885
(STATE OF INCORPORATION)                              (I.R.S. EMPLOYER
                                                    IDENTIFICATION NO.)

                              1150 15th St., N.W.
                             Washington, D.C. 20071
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 The Washington Post Company Stock Option Plan
                              (FULL TITLE OF PLAN)

                                Diana M. Daniels
                       Vice President and General Counsel
                          The Washington Post Company
                             1150 15th Street, N.W.
                             Washington, D.C. 20071
                                 (202) 334-6694
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ------------------

                                  COPIES TO:

                           Cravath, Swaine & Moore
                               Worldwide Plaza
                               825 Eighth Avenue
                             New York, N.Y. 10019
                                (212) 474-1000
                      Attention: Melvin L. Bedrick, Esq.

                              ------------------

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE        AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING REGISTRATION FEE (1)
            REGISTERED                REGISTERED          SHARE (1)          PRICE (1)
- ----------------------------------------------------------------------------------------------------------------
 Class B Common Stock, par value        500,000           $236.1875       $118,093,750.00       $40,721.98
         $1.00 per share
================================================================================================================

(1) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for The Washington Post Company Class B Common Stock on the New York Stock Exchange on June 17, 1994.

================================================================================

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS 1/

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

- --------------------------------------------------------------------------------


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents which have heretofore been filed by The Washington Post Company (the "Company") (File No. 1-6714) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, are incorporated by reference herein and shall be deemed to be a part hereof:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, relating to the Company's Class B Common Stock, par value $1.00 per share.

                 (b) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since January 2, 1994.

                 (c) The description of the Company's Class B Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, dated January 1, 1990, including any amendments or reports filed for the purposes of updating such description.

                 All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be





- --------------------

     1/ This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                 Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                 The contents of the Company's Registration Statement on Form S-8 (Registration No. 2-42170), as amended, filed with the Commission on October 21, 1971, is hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed with the Commission for the purpose of registering additional shares of the Company's Class B Common Stock issuable under the Company's Stock Option Plan.


ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Article NINTH of the Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that, pursuant to Section 102(b)(7) of the DGCL, such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under

Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.  EXHIBITS.

Exhibit
Number     Description
- -------    -----------
3(a)       --    Certificate of Incorporation of the Company, as amended
                 through May 12, 1988 (included as Exhibit 3 to the Company's
                 Form 8-K filed with the Commission on May 31, 1988). 2/

3(b)       --    By-laws of the Company, as amended through September 9, 1993
                 (included as Exhibit 3 to the Company's Form 10-Q for the
                 quarter ended October 3, 1993). 2/

4          --    The Washington Post Company Stock Option Plan, as amended and restated through May 13, 1993 (included as Exhibit 10 to the
                 Company's Form 10-Q for the quarter ended April 4, 1993). 2/

5          --    Opinion of Cravath, Swaine & Moore as to the legality of
                 securities offered under the Company's Stock Option Plan.

23(a)      --    Consent of Independent Accountants.

23(b)      --    Consent of Cravath, Swaine & Moore (contained in Exhibit 5 hereto).

24         --    Power of Attorney.




- --------------------

       2/ Incorporated by reference.

ITEM 9.  UNDERTAKINGS.

                 (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or event arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, D.C., on June 24, 1994.

                                           THE WASHINGTON POST COMPANY,

                                            By   John B. Morse, Jr.
                                               -----------------------
                                                  John B. Morse, Jr.
                                               Vice President - Finance


                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 24, 1994:

         Donald E. Graham                 Chairman of the Board and Chief
                                           Executive Officer (Principal
                                          Executive Officer) and Director

           Alan G. Spoon                President, Chief Operating Officer
                                                   and Director

         Katharine Graham                    Chairman of the Executive
                                        Committee of the Board and Director

        John B. Morse, Jr.               Vice President-Finance (Principal
                                        Financial and Accounting Officer)

          James E. Burke                             Director

           Martin Cohen                              Director

     George J. Gillespie, III                        Director

         Ralph E. Gomory                             Director

         Donald R. Keough                            Director

      Barbara Scott Preiskel                         Director

         William J. Ruane                            Director

        Richard D. Simmons                           Director

         George W. Wilson                            Director


                                                              By  John B. Morse, Jr.
                                                                 -------------------
                                                                  John B. Morse, Jr.
                                                                   Attorney-in-Fact

                                 EXHIBIT INDEX



        Exhibit
        Numbers                                 Description
        -------                                 -----------
           5             Opinion of Cravath, Swaine & Moore as to the legality of
                         securities offered under the Company's Stock Option Plan

         23(a)           Consent of Independent Accountants

         23(b)           Consent of Cravath, Swaine & Moore (contained in Exhibit
                         5 hereto)

           24            Power of Attorney